UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2017

Apollo Education Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Higher Learning Commission Approval of Change of Control Applications

On January 23, 2017, the Higher Learning Commission (“HLC”), the principal accreditor of University of Phoenix and our other domestically accredited institutions, notified us that it had approved the change of control applications filed by our HLC accredited institutions in connection with our pending merger (“Merger”) with AP VIII Queso Holdings, L.P., a Delaware limited partnership (“Queso”), as further described in our filings with the U.S. Securities and Exchange Commission set forth below. The approval is subject to various conditions relating to subsequent reviews, reporting obligations and procedures for new program approvals, which have been accepted by us and Queso.

With the receipt of this approval, we have obtained all educational regulatory approvals required as conditions to the Merger under the Merger Agreement. Subject to the satisfaction of all other closing conditions set forth in the Merger Agreement, we expect to consummate the Merger on February 1, 2017. However, there can be no assurance that all closing conditions will be satisfied in a timely manner or at all, or that the Merger will be consummated.

For additional information about the Merger and the related Merger Agreement, see the following filings we have made with the Securities and Exchange Commission:

•	Current Report on Form 8-K filed February 8, 2016;

•	Definitive Proxy Statement filed March 23, 2016;

•	Supplement to the Definitive Proxy Statement filed May 2, 2016;

•	Amendments to the Merger Agreement attached to our Current Report on Form 8-K filed May 2, 2016;

•	Current Report on Form 8-K filed July 7, 2016;

•	Annual Report on Form 10-K filed October 20, 2016;

•	Current Report on Form 8-K filed December 8, 2016;

•	Current Report on Form 8-K filed December 21, 2016; and

•	Quarterly Report on Form 10-Q filed January 9, 2017.

The information in Item 8.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Education Group, Inc.

January 24, 2017	By:	/s/ Gregory J. Iverson
Name: Gregory J. Iverson
Title: Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer